Exhibit 99.1

Connecticut Water Confirms Receipt of Unsolicited Acquisition Proposal from Eversource Energy

Connecticut Water Board of Directors Unanimously Reaffirms Intention to Recommend that All

Connecticut Water Shareholders Vote FOR the SJW Group Merger

Connecticut Water Board Believes the SJW Group Merger is in the Best Interest of Connecticut Water

Shareholders with Significant Benefits for Customers, Employees and Communities

Preliminary S-4 Proxy and Registration Statement in Connection with SJW Group Merger to be

Filed Shortly

Clinton, Conn., April 19, 2018 – Connecticut Water Service, Inc. (NASDAQ: CTWS) today confirmed that after it entered into a definitive merger agreement with SJW Group (NYSE: SJW), the Company received a non-binding, unsolicited acquisition proposal from Eversource Energy (NYSE: ES) for $63.50 per share in cash and/or in Eversource common stock at the election of Connecticut Water shareholders.

In accordance with the terms of the SJW Group merger agreement, Connecticut Water’s Board of Directors, in consultation with its legal and financial advisors, carefully reviewed Eversource’s unsolicited acquisition proposal and today unanimously concluded that it is not a superior proposal or reasonably likely to lead to a superior proposal as defined by Connecticut Water’s merger agreement with SJW Group.

As previously announced on March 15, under the terms of the SJW Group agreement, Connecticut Water shareholders will receive 1.1375 shares of SJW Group common stock for each share of Connecticut Water common stock they own, the equivalent of $63.70 per share based on SJW Group’s closing share price on April 19, 2018. Following the closing of the transaction, Connecticut Water shareholders will own approximately 40 percent of the combined company and SJW Group shareholders will own approximately 60 percent, on a fully diluted basis.

The Connecticut Water Board of Directors continues to unanimously believe that the merger with SJW Group is in the best interest of all Connecticut Water shareholders, with significant long-term benefits for the Company’s customers, employees and communities. In particular, the Company’s merger with SJW Group delivers:

•	Significant, immediate premium with opportunity for continued substantial value creation. In addition to providing Connecticut Water shareholders with a premium based on the Company’s unaffected stock price on March 14, 2018, the stock-based consideration provides shareholders with the opportunity to participate in the substantial upside value that is expected to be created as a result of the combined company’s position as a leading, national, pure-play water utility company.

•	Highly attractive earnings accretion. The SJW Group merger combination is expected to be immediately accretive to Connecticut Water’s standalone earnings per share, achieving high-single digit accretion in the first fiscal year post-closing and maintaining mid- to high-single digit accretion over the next few years.

•	Enhanced growth platform and expanded rate base as a result of increased scale, geographic diversity and strong financial foundation. The combined company will be the third largest investor-owned water and wastewater utility in the United States and will have a strong multi-state presence in California, Connecticut, Maine and Texas. The increased financial and operating scale of the new organization provide the opportunity for investments in service and reliability across a more diverse geographic footprint, enhancing value for shareholders as well as for customers and communities.

•	Robust, stable dividend with immediate uplift. Upon closing and subject to market conditions and Board approval at the time, the new company is expected to establish a dividend at least equivalent to SJW Group’s announced 2018 annual dividend of $1.12 per share. This represents an immediate dividend uplift of approximately 7 percent for Connecticut Water shareholders, when adjusted for the agreed exchange ratio, based on the annualized quarterly cash dividend of $0.2975 per share declared by Connecticut Water on November 9, 2017.

SJW Group has paid a dividend for the last 74 consecutive years and has increased the annual dividend payment in each of the last 50 years. Connecticut Water has paid a dividend for the last 62 consecutive years and has increased the annual dividend payment in each of the last 48 years.

•	Proven management team with a record of strategic execution, superior value creation and regional focus. The combined company will be led by an experienced Board of Directors and leadership team that leverages the strengths and capabilities of its subsidiaries. Over the past five years, the Connecticut Water team, who will remain in place following the close of the transaction, has delivered a 154 percent total return to the Company’s shareholders, outperforming Connecticut Water’s peers and the Dow Jones Utility Average Index by 54 percent and 122 percent, respectively. (The Company noted that over the same period Eversource returned only 57 percent.)

•	Long-term benefits for customers, employees and communities. The merger with SJW Group will maintain Connecticut Water’s longstanding commitments to outstanding customer service, which will be enhanced by sharing of best practices, operational expertise and more extensive resources.

Each of the combined company’s operating utilities and their customers will continue to be supported locally by a team of passionate, dedicated employees and existing leaders, with no merger-related layoffs or significant changes in employee compensation or benefits packages planned.

In addition to retaining dedicated employee teams across its footprint, the new company will maintain Connecticut Water’s environmental stewardship and strong community ties, including a focus on supporting economic development with investments in growth, safety and reliability.

In reaching the unanimous determination that the Eversource acquisition proposal was not a superior proposal or reasonably likely to lead to a superior proposal, and in reaffirming its intention to unanimously recommend that all Connecticut Water shareholders vote FOR the SJW Group merger, the Connecticut Water Board considered the numerous financial and strategic benefits of the SJW Group merger, as reviewed above, and, among other things, that:

•	The proposed merger with SJW Group is expected to create greater value for Connecticut Water and its shareholders than pursuing Eversource’s unsolicited acquisition proposal, noting that over the past five years, Connecticut Water has delivered a 154 percent total return to the Company’s shareholders compared to only 57 percent for Eversource over the same period;

•	The proposed merger of Connecticut Water and SJW Group presents Connecticut Water shareholders with the opportunity to benefit from enhanced future growth prospects, financial strength and a compelling total return profile for the pro forma combined company, while allowing Connecticut Water shareholders to maintain their investment in a pure-play water utility; and

•	Connecticut Water shareholders will maintain a meaningful ownership position in the combined pure-play water company and continue to benefit from a proven management team who has a record of delivering superior value creation and world-class customer service that supports strong operations and regulatory relationships.

While Connecticut Water has regularly achieved customer satisfaction rankings above 90 percent, Eversource was ranked in the bottom quartile of J.D. Power’s 2017 customer service rankings for the East Region and was ranked near the bottom nationally. For Connecticut Water, delivering safe, clean drinking water is the priority for 100% of its customers as compared to a small percentage of Eversource’s total customer base.

Carol Wallace, Chairman of the Connecticut Water Board of Directors, said, “The Connecticut Water Board and management team are committed to acting in the best interests of the Company and our shareholders. Having carefully reviewed the unsolicited acquisition proposal, we continue to believe that Connecticut Water’s merger with SJW Group is in the best interest of our shareholders, particularly given the significant growth opportunity that the combined organization will have as a leading pure-play water company. We also believe our merger with SJW Group provides important benefits for customers, employees and communities that would be hard to replicate in a combination involving contiguous and overlapping territories, as was contemplated in the unsolicited Eversource acquisition proposal. Accordingly, the Connecticut Water Board remains firmly and unanimously in support of the SJW Group merger agreement.”

As previously announced, Connecticut Water’s merger with SJW Group is expected to close by year-end 2018, subject to customary closing conditions and approvals, including the approval of the issuance of shares in the transaction by SJW Group stockholders, the approval of Connecticut Water shareholders, the approvals of the Connecticut Public Utilities Regulatory Authority and the Maine Public Utilities Commission, the approval of the Federal Communications Commission, and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act. The transaction is not subject to any financing condition.

Wells Fargo Securities, LLC is serving as Connecticut Water’s financial advisor and Sullivan & Cromwell LLP as its legal counsel.

About CTWS

CTWS is a publicly traded holding company headquartered in Clinton, Connecticut. CTWS is the parent company of The Connecticut Water Company, The Maine Water Company, The Avon Water Company, and The Heritage Village Water Company. Together, these subsidiaries provide water service to more than 450,000 people in Connecticut and Maine, and wastewater service to more than 10,000 people in Connecticut.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology.

The accuracy of such statements is subject to a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from the shareholders of the Company or the stockholders of SJW Group for the transaction are not obtained; (2) the risk that the regulatory approvals required for the transaction are not obtained, or that in order to obtain such regulatory approvals, conditions are imposed that adversely affect the anticipated benefits from the proposed transaction or cause the parties to abandon the proposed transaction; (3) the risk that the anticipated tax treatment of the transaction is not obtained; (4) the effect of water, utility, environmental and other governmental policies and regulations; (5) litigation relating to the transaction; (6) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (7) risks that the proposed transaction disrupts the current plans and operations of SJW Group or the Company; (8) the ability of SJW Group and the Company to retain and hire key personnel; (9) competitive responses to the proposed transaction; (10) unexpected costs, charges or expenses resulting from the transaction; (11) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (12) the combined companies’ ability to achieve the growth prospects and synergies expected from the transaction, as well as delays, challenges and expenses associated with integrating the combined companies’ existing businesses; and (13) legislative and economic developments. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the joint proxy statement/prospectus that will be included in the Registration Statement on Form S-4 that will be filed by SJW Group with the SEC in connection with the proposed transaction.

In addition, actual results are subject to other risks and uncertainties that relate more broadly to the Company’s overall business and financial condition, including those more fully described in the Company’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2017 and SJW Group’s overall business, including those more fully described in SJW Group’s filings with the SEC including its annual report on Form 10-K for the fiscal year ended December 31, 2017. Forward looking statements are not guarantees of performance, and speak only as of the date made, and neither the Company or its management nor SJW Group or its management undertakes any obligation to update or revise any forward-looking statements.

Additional Information and Where to Find It

In connection with the proposed transaction between the Company and SJW Group, SJW Group will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of the Company and SJW Group that also constitutes a prospectus of SJW Group. The Company and SJW Group may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint proxy statement/prospectus, Form S-4 or any other document which the Company or SJW Group may file with the SEC. INVESTORS AND SECURITY HOLDERS OF THE COMPANY AND SJW GROUP ARE URGED TO READ THE REGISTRATION STATEMENT, THE JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the Form S-4 and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by the Company and SJW Group through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by the Company will be made available free of charge on the Company’s investor relations website at https://ir.ctwater.com. Copies of documents filed with the SEC by SJW Group will be made available free of charge on SJW Group’s investor relations website at https://sjwgroup.com/investor_relations.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute an offer to sell, or the solicitation of an offer to subscribe for or buy, or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Participants in the Solicitation

The Company, SJW Group and certain of their respective directors and officers, and other members of management and employees, may be deemed to be participants in the solicitation of proxies from the holders of the Company and SJW Group securities in respect of the proposed transaction. Information regarding the Company’s directors and officers is available in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2017 and its proxy statement for its 2018 annual meeting dated April 6, 2018, which are filed with the SEC. Information regarding the SJW Group’s directors and officers is available in SJW Group’s annual report on Form 10-K for the fiscal year ended December 31, 2017 and its proxy statement for its 2018 annual meeting dated March 6, 2018, which are filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the Form S-4 and the joint proxy statement/prospectus (when available) and other documents filed with the SEC by the Company and SJW Group. These documents will be available free of charge from the sources indicated above.

Connecticut Water Contacts

Daniel J. Meaney, APR

Director, Corporate Communications

dmeaney@ctwater.com

860-664-6016

Joele Frank, Wilkinson Brimmer Katcher

Sharon Stern / Barrett Golden / Joseph Sala

(212) 355-4449